EXHIBIT 21

                         Subsidiaries of the Registrant

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Parent
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Wyman Park Bancorporation, Inc.

                                                                                   State or Other
                                                                                   Jurisdiction of         Percentage
                                                                                   Incorporation           Ownership
                                                                                   -------------           ---------

Subsidiaries (1)
----------------

Wyman Park Federal Savings & Loan Association                                      United States                 100%

Subsidiary of Wyman Park Federal Savings & Loan Association
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W.P. Finanicial Corporation                                                        Maryland                      100%

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(1)  The assets,  liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as an exhibit.